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                                                                    EXHIBIT 10.5


                               FIRST AMENDMENT TO

                                 ALLERGAN, INC.

           1989 INCENTIVE COMPENSATION PLAN (AS AMENDED AND RESTATED)

The ALLERGAN, INC. 1989 INCENTIVE COMPENSATION PLAN (the "Plan") is hereby amended as follows:

I. Section 1.4(a) of the Plan is hereby amended to change the requirement that the Committee (as defined therein) consist of three or more qualifying persons to two or more qualifying persons.

II.     This First Amendment shall be effective as of July 20, 1998.

IN WITNESS WHEREOF, Allergan, Inc. hereby executes this Amendment on the 3rd day of August, 1998.

ALLERGAN, INC.


By: /s/ FRANCIS R. TUNNEY, JR.
    ---------------------------------
        Francis R. Tunney, Jr.
        Corporate Vice President,
        General Counsel and Secretary